EXHIBIT 10.5

LIMITED GUARANTY AGREEMENT

THIS LIMITED GUARANTY AGREEMENT (this "Guaranty") is made this 11th day of February, 2010 by INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation, its successors and assigns (the "Guarantor") for the benefit of DELTA COMMUNITY CREDIT UNION, its successors and assigns (the "Lender"), with respect to the obligations of INLAND DIVERSIFIED MERRIMACK VILLAGE, L.L.C., a Delaware limited liability company, its successors and assigns (the "Borrower") to the Lender.

Explanatory Statement

The Borrower has requested certain credit accommodations from the Lender. The Lender has agreed to extend credit to the Borrower, but only if the Guarantor gives the guaranty provided in this Guaranty. The Guarantor is willing to give the Guaranty so as to induce the Lender to extend credit to the Borrower.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor gives the following guaranty and indemnification to and for the benefit of the Lender.

Agreement

Section 1.

Guaranty.

(a)

The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Lender, the payment when due of the Borrower’s Recourse Liabilities.  For purposes of this Guaranty, “Borrower’s Recourse Liabilities” shall mean Borrower’s personal liability for any actual loss incurred by the Lender as a result of Borrower’s non-payment of the Loan (the “Loan Loss”) due to (a) fraud or intentional misrepresentation by Borrower or Guarantor in connection with obtaining the Loan; (b) physical waste of the Property; (c) any insurance proceeds paid by reason of any insured casualty or any Award received in connection with a Condemnation not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments); or (d) misappropriation of tenant security deposits and rents collected in advance, or of funds held by Borrower for the benefit of another party.

Section 2.

Lender Need Not Pursue Other Rights.  The Lender shall be under no obligation to pursue the Lender's rights against the Borrower or any of the collateral of the Borrower securing the obligations of the Borrower to the Lender or against any other guarantor or any collateral of any other guarantor before pursuing the Lender's rights against the Guarantor.

Section 3.

Certain Rights Of Lender.  The Guarantor hereby agrees that any and all terms and agreements between the Lender and the Borrower or between the Lender and any other guarantor, and all amendments and modifications thereof, whether presently existing or hereafter made and whether oral or in writing shall not affect Guarantor’s liability hereunder; provided, however, that no such agreement will have the effect of increasing the Guarantor’s obligations hereunder. The Lender may, without compromising, impairing, diminishing, or in any way releasing the Guarantor from the Obligations and without notifying or obtaining the prior approval of the Guarantor, at any time or from time to time (a) waive or excuse a default by the Borrower or any other guarantor, or delay in the exercise by the Lender of any or all of the Lender's rights or remedies with respect to such default or defaults; (b) grant extensions of time for payment or performance by the Borrower or any other guarantor; (c) release, substitute, exchange, surrender, or add collateral of the Borrower or of any other guarantor, or waive, release, or subordinate, in whole or in part, any lien or security interest held by the Lender on any real or personal property securing payment or performance, in whole or in part, of the obligations of the Borrower to the Lender or of any other guarantor; (d) release the Borrower or any other guarantor; (e) apply payments made by the Borrower or by any other guarantor to any sums owed by the Borrower to the Lender, in any order or manner, or to any specific account or accounts, as the Lender may elect; and (f) modify, change, renew, extend, or amend in any respect the Lender's agreement with the Borrower or any other guarantor, or any document, instrument, or writing embodying or reflecting the same; provided, however, that no such agreement will have the effect of increasing the Guarantor’s obligations hereunder.

Section 4.

Waivers By Guarantor.  The Guarantor waives: (a) any and all notices whatsoever with respect to this Guaranty or with respect to any of the obligations of the Borrower to the Lender, including, but not limited to, notice of (i) the Lender's acceptance hereof or the Lender's intention to act, or the Lender's action, in reliance hereon, (ii) the present existence or future incurring of any of the obligations of the Borrower to the Lender or any terms or amounts thereof or any change therein, (iii) any default by the Borrower or any surety, pledgor, grantor of security, guarantor or any person who has guarantied or secured in whole or in part the obligations of the Borrower to the Lender, and (iv) the obtaining or release of any guaranty or surety agreement, pledge, assignment, or other security for any of the obligations of the Borrower to the Lender; (b) presentment and demand for payment of any sum due from the Borrower or any other guarantor and protest of nonpayment; and (c) demand for performance by the Borrower or any other guarantor.

Section 5.

[INTENTIONALLY DELETED].

Section 6.

No Conditions Precedent.  This Guaranty shall be effective and enforceable immediately upon its execution. The Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guaranty exist as of the date of its execution and that the effectiveness and enforceability of this Guaranty is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guaranty.

Section 7.

No Duty To Disclose.  The Lender shall have no present or future duty or obligation to discover or to disclose to the Guarantor any information, financial or otherwise, concerning the Borrower, any other guarantor, or any collateral securing either the obligations of the Borrower to the Lender or of any other person who may have guarantied in whole or in part the obligations of the Borrower to the Lender. The Guarantor waives any right to claim or assert any such duty or obligation on the part of the Lender. The Guarantor agrees to obtain all information which the Guarantor considers either appropriate or relevant to this Guaranty from sources other than the Lender and to become and remain at all times current and continuously apprised of all information concerning the Borrower, other guarantors, and any collateral which is material and relevant to the obligations of the Guarantor under this Guaranty.

Section 8.

Existing Or Future Guaranties.  The execution of this Guaranty shall not discharge, terminate or in any way impair or adversely affect the validity or enforceability of any other guaranty given by the Guarantor to the Lender. Nor shall the execution of any future guaranty by the Guarantor in favor of the Lender discharge, terminate, or in any way impair or adversely affect the validity or enforceability of this Guaranty. All guaranties given by the Guarantor to the Lender shall be cumulative and shall remain in full force and effect until discharged and terminated in accordance with their provisions, upon satisfaction of the guarantied obligations.

Section 9.

Cumulative Liability.  The liability of the Guarantor under this Guaranty shall be cumulative to, and not in lieu of, the Guarantor's liability under any other Loan Document or in any capacity other than as Guarantor hereunder.

Section 10.

Defenses Against Borrower.  The Guarantor waives any right to assert against the Lender any defense (whether legal or equitable), claim, counterclaim, or right of setoff or recoupment which the Guarantor may now or hereafter have against the Borrower or any other guarantor.

Section 11.

Expenses Of Collection And Attorneys' Fees.  Should this Guaranty be referred to an attorney for collection, the Guarantor shall pay all of the holder's reasonable costs, fees and expenses resulting from such referral, including reasonable attorneys' fees, which the holder may incur, even though judgment has not been confessed or suit has not been filed.

Section 12.

[INTENTIONALLY DELETED].

Section 13.

Interest Rate After Judgment.  If judgment is entered against the Guarantor on this Guaranty, the amount of the judgment entered (which, unless applicable law specifically provides to the contrary, includes all principal, prejudgment interest, late charges, prepayment penalties if any are provided for, collection expenses, attorneys' fees, and court costs) shall bear interest at the highest rate after default authorized by the Loan Documents as of the date of entry of the judgment to the extent permitted by applicable law. In the event any statute or rule of court specifies the rate of interest which a judgment on this Guaranty may bear or the amount on which such interest rate may apply and such rate or amount is less than that called for in the preceding sentence absent a restriction under applicable law, the Guarantor agrees to pay to the order of the Lender an amount as will equal the interest computed at the highest rate after default provided for in the Loan Documents which would be due on the judgment amount (which, for this purpose, shall be considered to include all principal, prejudgment interest, late charges, prepayment penalties if any are provided for, collection expense fees, attorneys' fees, and court costs) less the interest due on the amount of the judgment which bears judgment interest.

Section 14.

Enforcement During Bankruptcy.  Enforcement of this Guaranty shall not be stayed or in any way delayed as a result of the filing of a petition under the United States Bankruptcy Code, as amended, by or against the Borrower. Should the Lender be required to obtain an order of the United States Bankruptcy Court to begin enforcement of this Guaranty after the filing of a petition under the United States Bankruptcy Code, as amended, by or against the Borrower, the Guarantor hereby consents to this relief and agrees to file or cause to be filed all appropriate pleadings to evidence and effectuate such consent and to enable the Lender to obtain the relief requested.

Section 15.

Remedies Cumulative.  All of the Lender's rights and remedies shall be cumulative and any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

Section 16.

Discharge Of Guaranty.  This Guaranty shall not be discharged and the Guarantor shall not be released from liability until all Obligations have been satisfied in full and the satisfaction of the Obligations is not subject to challenge or contest. If all or any portion of the Obligations are satisfied and the Lender is required for any reason to pay to any person the sums used to satisfy the Obligations, the Obligations shall remain in effect and enforceable to the extent thereof.

Section 17.

Continuing Guaranty.  This Guaranty is a continuing guaranty and may not at any time be terminated by the Guarantor. This Guaranty may be terminated only in writing by the Lender and upon such terms and conditions as the Lender may impose.

Section 18.

Rights Of Subrogation, Etc.  In the event the Guarantor pays any sum to or for the benefit of the Lender pursuant to this Guaranty, the Guarantor shall have no right of contribution, indemnification, exoneration, reimbursement, subrogation or other right or remedy against or with respect to the Borrower, any other guarantor, or any collateral, whether real, personal, or mixed, securing the obligations of the Borrower to the Lender or the obligations of any other guarantor, and the Guarantor hereby subordinates all and any such rights which it may now or hereafter have.

Section 19.

Subordination Of Certain Indebtedness.  If the Guarantor advances any sums to the Borrower or its successors or assigns or if the Borrower or its successors or assigns shall hereafter become indebted to the Guarantor, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to the Lender by the Borrower.

Section 20.

Setoff.  The Lender shall have the right to setoff and apply against the Obligations any sums which the Guarantor at any time has on deposit with the Lender whether such deposits are general or special, time or demand, provisional or final, and the Guarantor hereby pledges and grants to the Lender a security interest in all such deposits.

Section 21.

Renewals, Etc.  This Guaranty shall apply to all sums now or hereafter owed by the Borrower to the Lender and to all extensions, modifications, amendments, renewals, substitutions, and refinancings thereof.

Section 22.

Choice Of Law.  The laws of the State of Delaware (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Guaranty and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Guaranty and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Guaranty or which occurred or were to occur as a direct or indirect result of this Guaranty having been executed.

Section 23.

Consent To Jurisdiction; Agreement As To Venue.  The Guarantor irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware, if a basis for federal jurisdiction exists. The Guarantor agrees that venue shall be proper in any circuit court of the State of Delaware selected by the Lender or in the United States District Court for the District of Delaware if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Delaware on the basis of improper venue or of inconvenience of forum.

Section 24.

Proof Of Sums Due On Guaranty.  In any action or proceeding brought by the Lender to collect the sums owed on this Guaranty, a certificate signed by an officer of the Lender setting forth the unpaid balances of principal, and any accrued interest, default interest, attorneys' fees, and late charges owed with respect hereto shall be presumed correct and shall be admissible in evidence for the purpose of establishing the truth of what it asserts. If the Guarantor wishes to contest the accuracy of the figures set forth in any such certificate, the Guarantor shall have the burden of proving that the certificate is inaccurate or incorrect.

Section 25.

Actions Against Lender.  Any action brought by the Guarantor against the Lender which is based, directly or indirectly, on this Guaranty or any matter in or related to this Guaranty, including but not limited to the obligations of the Borrower to the Lender, the administration, collection, or enforcement thereof, shall be brought only in the courts of the State of Delaware. The Guarantor may not file a counterclaim against the Lender in a suit brought by the Lender against the Guarantor in a state other than the State of Delaware unless under the rules of procedure of the court in which the Lender brought the action or the counterclaim is mandatory, and not merely permissive, and will be considered waived unless filed as a counterclaim in the action instituted by the Lender. The Guarantor agrees that any forum other than the State of Delaware is an inconvenient forum and that a suit brought by the Guarantor against the Lender in a court of any state other than the State of Delaware should be forthwith dismissed or transferred to a court located in the State of Delaware by that court.

Section 26.

Invalidity Of Any Part.  If any provision or part of any provision of this Guaranty shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

Section 27.

Amendment Or Waiver.  This Guaranty may be amended only by a writing duly executed by the Guarantor and the Lender. No waiver by the Lender of any of the provisions of this Guaranty or any of the rights or remedies of the Lender with respect hereto shall be considered effective or enforceable unless in writing.

Section 28.

Notices.  Any notice required or permitted by or in connection with this Guaranty shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the Lender or the Guarantor at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the Lender or the Guarantor. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

If to the Lender:

Delta Community Credit Union

c/o Situs Asset Management

4665 Southwest Freeway

Houston, Texas 77027

Attention: Director, Situs Asset Management

with a copy to:

Shapiro Sher Guinot & Sandler

36 South Charles Street, Suite 2000

Baltimore, Maryland 21201-3147

Attn: K. Lee Riley, Jr., Esquire

If to the Guarantor:

Inland Diversified Real Estate Trust, Inc.

c/o Inland Mortgage Servicing Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

with a copy to:

The Inland Real Estate Group, Inc./Law Department

2901 Butterfield Road

Oak Brook, Illinois  60523

Attention: General Counsel

Section 29.

Binding Nature.  This Guaranty shall inure to the benefit of and be enforceable by the Lender and the Lender's successors and assigns and any other person to whom the Lender may grant an interest in the obligations of the Borrower to the Lender, and shall be binding upon and enforceable against the Guarantor and the Guarantor's personal representatives and assigns.

Section 30.

Assignability.  This Guaranty or an interest therein may be assigned by the Lender, or by any other holder, at any time or from time to time.

Section 31.

Final Agreement.  This Guaranty contains the final and entire agreement between the Lender and the Guarantor with respect to the guaranty by the Guarantor of the Borrower's obligations to the Lender. There are no separate oral or written understandings between the Lender and the Guarantor with respect thereto.

Section 32.

Tense; Gender; Defined Terms; Captions.  As used herein, the plural includes the singular, and the singular includes the plural. The use of any gender applies to any other gender. If more than one person has executed this Guaranty, the term "Guarantor" means all such persons collectively or any one or more of such persons individually or collectively, as the case may be and as the context may require. All capitalized terms not otherwise defined herein shall have the meanings as ascribed to them in the other documents executed in connection with the obligations of the Borrower to the Lender. All captions are for the purpose of convenience only.

Section 33.

Seal And Effective Date.  This Guaranty is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution.

Section 34.

Waiver Of Trial By Jury.  The Guarantor and the Lender, by their execution and acceptance, respectively, of this Guaranty, agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this Guaranty or which in any way relates, directly or indirectly, to this Guaranty or any event, transaction, or occurrence arising out of or in any way connected with this Guaranty, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The Guarantor acknowledges and agrees that this Section is a specific and material aspect of this Guaranty and that the Lender would not accept this Guaranty as a basis for the extension of credit to the Borrower if this waiver of jury trial Section were not a part of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty with the specific intention of creating a document under seal.

WITNESS/ATTEST:	INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a
Maryland corporation

/s/ Judy L. Millette

   By: /s/ Barry L. Lazarus

 (SEAL)

  Name: Barry L. Lazarus

  President